Press Release of 8/15/06

CHEMBIO TO FEATURE NEW PROCEDURE FOR RAPID HIV TEST AT INTERNATIONAL AIDS CONFERENCE

MEDFORD, N.Y. — August 15, 2006 — Chembio Diagnostics, Inc. (OTCBB: CEMI) is featuring a new alternate procedure for performing its HIV 1/2 STAT-PAK Dipstick(TM) rapid test at this week’s International AIDS Conference in Toronto, Canada.

The International AIDS Conference is the world’s largest conference for HIV/AIDS with an estimated 20,000 participants including scientists, healthcare providers, political leaders and journalists. The goal of the conference is to bolster AIDS related prevention, treatment and care efforts worldwide.

Larry Siebert, CEO of Chembio commented, “We are pleased to be a part of this year’s conference. There is greater recognition of how vital rapid testing is to achieving the goals of the Conference; prevention, treatment and worldwide care. The ability to know one’s status within 15 minutes of utilizing a rapid HIV diagnostic test is powerful information. The increasing awareness that treatment is available is encouraging more and more people to get tested worldwide.”

Chembio has three rapid HIV tests, two of which received FDA approval in May. HIV 1/2 STAT-PAK Dipstick(TM) is a lower cost version that is used in donor-funded programs; it is the only rapid HIV test offered through the Clinton Foundation’s HIV/AIDS Initiative (CHAI) that is manufactured by a company with FDA-approved rapid HIV tests. This test can now be performed with two flexible testing procedures: The new procedure allows one to place the test strip on a flat laminate card and run the test like a standard cassette test, yet without the cost and weight of cassette components. Customers can still choose to use the original tube procedure that has been provided for the dipstick. These two testing procedures allow customers the convenience of choosing the method best suited to their testing environment.

For further information about the 16th International AIDS Conference, please visit the event Web site at http://www.aids2006.org/.

ABOUT CHEMBIO
Chembio Diagnostics, Inc., a developer and manufacturer of rapid diagnostic tests for infectious diseases, is on the frontlines of the global battle against the AIDS pandemic. The Company has received marketing approval from the FDA for its SURE CHECK(R) HIV 1/2 and HIV 1/2 STAT-PAK(TM) rapid tests. The Company also manufactures rapid tests for veterinary Tuberculosis and Chagas Disease, and has developed a patent-pending technology, the Dual Path Platform (DPP(TM)), for its next generation HIV and other rapid tests. For additional information please visit www.chembio.com.

FORWARD-LOOKING STATEMENTS

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements are estimates only, as the Company has not completed the preparation of its financial statements for those periods, nor has its auditor completed the audit of those results. Actual revenue may differ materially from those anticipated in this press release. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing, to obtain regulatory approvals in a timely manner, and the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contact:
The Investor Relations Group
Investors: James Carbonara/Andrea Raetzer
Media: Susan Morgenbesser
212-825-3210